As filed with the Securities and Exchange Commission on June 23, 2004

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

for registration of certain classes of securities pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934

DESARROLLADORA HOMEX, S.A. DE C.V.

(Exact name of each registrant as specified in its charter)

Homex Development Corp.

(Translation of registrant’s name into English)

United Mexican States (State or other jurisdiction of incorporation or organization)	4581 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification Number)

Andador Javier Mina 891-B
Colonia Centro Sinaloa
80200 Culiacán, Sinaloa, México
Telephone: (52667) 758-5800
(Address and telephone number of registrant’s principal executive office)

Copy to:
Edward S. Best
Mayer, Brown, Rowe & Maw LLP
190 South LaSalle Street
Chicago, Illinois 60603
(312) 782-0600

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box: ☑

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box: ☐

Securities Act registration statement file number to which this form relates: 333-116257 and 333-116278

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

Title of each class of
securities to be registered	Name of exchange on which each class is to be registered
Common Shares, no par value per share, and American Depositary Shares, each representing six Common Shares.	New York Stock Exchange

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

Title of each class of
securities to be registered

None.

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits
SIGNATURE

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

     The description of the securities to be registered that appears under the captions “Description of Share Capital” and “Description of American Depositary Receipts” contained in the prospectus constituting Part I of the Registrant’s registration statement on Form F-1 (No. 333-116257), as filed under the U.S. Securities Act of 1933 on June 8, 2004, as amended, is hereby incorporated by reference in answer to this item.

Item 2. Exhibits

Exhibit Number	Document Description
3.2	Bylaws (Estatutos Sociales) of the Registrant, together with an English translation*

4.1	Form of Deposit Agreement among the Registrant, JPMorgan Chase Bank, as depositary, and Holders and Beneficial Holders from time to time of American Depositary Shares evidenced by American Depositary Receipts issued thereunder, including the form of American Depositary Receipt*

4.2	Specimen certificate of the Common Shares, together with an English translation*

*	Incorporated by reference to the identically numbered exhibits in the Registrant’s Registration Statement on Form F-1(File No. 333-116257).

SIGNATURE

     Pursuant to the requirements of Section 12 of the U.S. Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

DESARROLLADORA HOMEX, S.A. DE C.V.

Date: June 23, 2004	By: /s/ Eustaquio de Nicolás Gutiérrez

Name: Eustaquio de Nicolás Gutiérrez Title: Chairman of the Board of Directors